Exhibit 99.1

Cirrus Logic Reports Q4 Revenue of $255.2 Million and FY15 Revenue of $916.6 Million

Strong Demand for Portable Audio Products Drives Revenue Above Expectations

AUSTIN, Texas--(BUSINESS WIRE)--April 28, 2015--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the fourth quarter and full fiscal year 2015, which ended March 28, 2015, as well as the company’s current business outlook.

“FY15 was a tremendous year for Cirrus Logic. We are extremely pleased to have delivered strong revenue growth, achieved our long-term non-GAAP operating profit target of 20 percent, significantly expanded our product portfolio, and strengthened our business through the acquisition of Wolfson Microelectronics,” said Jason Rhode, president and chief executive officer. “As we move into FY16, we expect revenue to grow year-over-year as shipments of products designed for audio and voice applications in mobile devices accelerate.”

Reported Financial Results – Fourth Quarter FY15

  Revenue of $255.2 million;
  GAAP and non-GAAP gross margin of 46.6 percent;
  GAAP operating expenses of $88.6 million and non-GAAP operating expenses of $73.7 million; and
  GAAP diluted earnings per share of $0.32 and non-GAAP diluted earnings per share of $0.66.

Reported Financial Results – Full Year FY15

  Revenue of $916.6 million;
  GAAP gross margin of 46.5 percent and non-GAAP gross margin of 47.4 percent;
  GAAP operating expenses of $317 million and non-GAAP operating expenses of $253.2 million; and
  GAAP diluted earnings per share of $0.85 and non-GAAP diluted earnings per share of $2.67.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – First Quarter FY16

  Revenue is expected to range between $260 million and $280 million;
  GAAP gross margin is expected to be between 45 percent and 47 percent; and
  Combined R&D and SG&A expenses are expected to range between $93 million and $97 million, which includes approximately $8 million in share-based compensation and $7 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EST today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 21372109).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio, industrial and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in the United States, United Kingdom, Australia, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including gross margins, operating expenses, net income, operating profit and income, and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including expectations for growth in fiscal year 2016 and our estimates of first quarter fiscal year 2016 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the first quarter of fiscal year 2016, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; and the risk factors listed in our Form 10-K for the year ended March 29, 2014, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic, Cirrus and Wolfson are registered trademarks of Cirrus Logic, Inc. or its subsidiaries. All other company or product names noted herein may be trademarks of their respective holders.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended

	Mar. 28,	Dec. 27,	Mar. 29,	Mar. 28,	Mar. 29,
	2015	2014	2014	2015	2014
	Q4'15	Q3'15	Q4'14	Q4'15	Q4'14
Portable audio products	$ 210,814	$ 253,355	$ 113,413	$ 740,301	$ 562,718
Non-portable audio and other products	44,369	45,251	36,246	176,267	151,620
Net sales	255,183	298,606	149,659	916,568	714,338
Cost of sales	136,208	167,775	76,291	490,820	358,175
Gross profit	118,975	130,831	73,368	425,748	356,163
Gross margin	46.6%	43.8%	49.0%	46.5%	49.9%

Research and development	58,070	55,474	35,511	197,878	126,189
Selling, general and administrative	30,498	27,783	17,823	99,509	74,861
Acquisition related costs	-	3,200	-	18,137	-
Restructuring and other	-	-	(26)	1,455	(598)
Patent infringement settlements, net	-	-	-	-	695
Total operating expenses	88,568	86,457	53,308	316,979	201,147

Income from operations	30,407	44,374	20,060	108,769	155,016

Interest income (expense), net	(869)	(1,042)	267	(5,048)	848
Other expense	392	(1,071)	(27)	(12,172)	(127)
Income before income taxes	29,930	42,261	20,300	91,549	155,737
Provision for income taxes	8,581	19,532	7,698	36,371	47,626
Net income	$ 21,349	$ 22,729	$ 12,602	$ 55,178	$ 108,111

Basic earnings per share:	$ 0.34	$ 0.36	$ 0.20	$ 0.88	$ 1.72
Diluted earnings per share:	$ 0.32	$ 0.35	$ 0.20	$ 0.85	$ 1.65

Weighted average number of shares:
Basic	62,852	62,885	62,215	62,503	62,926
Diluted	65,815	65,214	64,545	65,235	65,535

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. Certain modifications to prior year non-GAAP presentation has been made and had no material effect on the results of operations.

	Three Months Ended			Twelve Months Ended

	Mar. 28,	Dec. 27,	Mar. 29,	Mar. 28,	Mar. 29,
	2015	2014	2014	2015	2014
Net Income Reconciliation	Q4'15	Q3'15	Q4'14	Q4'15	Q4'14
GAAP Net Income	$21,349	$22,729	$12,602	$55,178	$108,111
Amortization of acquisition intangibles	7,141	5,151	217	15,062	492
Stock based compensation expense	7,735	7,815	5,545	27,668	23,074
Provision for litigation expenses and settlements	-	-	-	-	695
Restructuring and other costs, net	-	-	(26)	1,455	(598)
Wolfson acquisition items	-	9,903	-	43,082	-
Provision (benefit) for income taxes	7,230	17,714	7,808	31,934	44,647
Non-GAAP Net Income	$43,455	$63,312	$26,146	$174,379	$176,421

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.32	$0.35	$0.20	$0.85	$1.65
Effect of Amortization of acquisition intangibles	0.11	0.08	-	0.23	0.01
Effect of Stock based compensation expense	0.12	0.12	0.09	0.42	0.35
Effect of Provision for litigation expenses and settlements	-	-	-	-	0.01
Effect of Restructuring and other costs, net	-	-	-	0.02	(0.01)
Effect of Wolfson acquisition items	-	0.15	-	0.66	-
Effect of Provision (benefit) for income taxes	0.11	0.27	0.12	0.49	0.68

Non-GAAP Diluted earnings per share	$0.66	$0.97	$0.41	$2.67	$2.69

Operating Income Reconciliation
GAAP Operating Income	$30,407	$44,374	$20,060	$108,769	$155,016
GAAP Operating Profit	12%	15%	13%	12%	22%
Amortization of acquisition intangibles	7,141	5,151	217	15,062	492
Stock compensation expense - COGS	(10)	273	287	747	864
Stock compensation expense - R&D	2,994	2,904	2,546	11,222	10,392
Stock compensation expense - SG&A	4,751	4,638	2,712	15,699	11,818
Provision for litigation expenses and settlements	-	-	-	-	695
Restructuring and other costs, net	-	-	(26)	1,455	(598)
Wolfson acquisition items	-	9,903	-	28,642	-
Non-GAAP Operating Income	$45,283	$67,243	$25,796	$181,596	$178,679
Non-GAAP Operating Profit	18%	23%	17%	20%	25%

Operating Expense Reconciliation
GAAP Operating Expenses	$88,568	$86,457	$53,308	$316,979	$201,147
Amortization of acquisition intangibles	(7,141)	(5,151)	(217)	(15,062)	(492)
Stock compensation expense - R&D	(2,994)	(2,904)	(2,546)	(11,222)	(10,392)
Stock compensation expense - SG&A	(4,751)	(4,638)	(2,712)	(15,699)	(11,818)
Provision for litigation expenses and settlements	-	-	-	-	(695)
Restructuring and other costs, net	-	-	26	(1,455)	598
Wolfson acquisition items	-	(3,200)	-	(20,329)	-
Non-GAAP Operating Expenses	$73,682	$70,564	$47,859	$253,212	$178,348

Gross Margin/Profit Reconciliation
GAAP Gross Margin	$118,975	$130,831	$73,368	$425,748	$356,163
GAAP Gross Profit	46.6%	43.8%	49.0%	46.5%	49.9%
Wolfson acquisition items	-	6,703	-	8,313	-
Stock compensation expense - COGS	(10)	273	287	747	864
Non-GAAP Gross Margin	$118,965	$137,807	$73,655	$434,808	$357,027
Non-GAAP Gross Profit	46.6%	46.2%	49.2%	47.4%	50.0%

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Mar. 28,	Dec. 27,	Mar. 29,
	2015	2014	2014
ASSETS
Current assets
Cash and cash equivalents	$76,401	$66,607	$31,850
Marketable securities	124,246	106,061	263,417
Accounts receivable, net	112,608	148,386	63,220
Inventories	84,196	73,896	69,743
Deferred tax asset	18,559	14,143	22,024
Other current assets	35,903	27,081	25,079
Total current Assets	451,913	436,174	475,333

Long-term marketable securities	60,072	3,404	89,243
Property and equipment, net	144,346	137,291	103,650
Intangibles, net	175,743	181,675	11,999
Goodwill	263,115	264,879	16,367
Deferred tax asset	25,593	24,991	25,065
Other assets	27,996	16,654	3,087
Total assets	$1,148,778	$1,065,068	$724,744

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$112,213	$77,195	$51,932
Accrued salaries and benefits	24,132	20,164	13,388
Deferred income	6,105	5,417	5,631
Other accrued liabilities	34,128	27,402	11,572
Total current liabilities	176,578	130,178	82,523

Long-term debt	180,439	200,439	-
Other long-term liabilities	34,990	21,073	4,863

Stockholders' equity:
Capital stock	1,159,494	1,135,719	1,078,878
Accumulated deficit	(400,613)	(421,514)	(440,634)
Accumulated other comprehensive loss	(2,110)	(827)	(886)
Total stockholders' equity	756,771	713,378	637,358
Total liabilities and stockholders' equity	$1,148,778	$1,065,068	$724,744

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com